Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-273543) on Form F-3 and the registration statements (No. 333-274779 and No. 333-284162) on Form S-8 of our report dated April 16, 2024, with respect to the consolidated financial statements of Marti Technologies, Inc.

/s/ KPMG Bağımsız Denetim ve SMMM A.Ş.

Istanbul, Turkiye

April 29, 2025